EXHIBIT 10.2
SIGNET
JEWELERS

Mr. Robert Anderson
Culpeppers
13 Ledborough Gate
Ledborough Lane
Beaconsfield
HP9 2DP

1 October 2010

Dear Rob:

The Board of Directors of Signet Jewelers Limited (the “Company”) values the contributions you make to the Company greatly and expects that you will play an important role in Mike Barnes’ transition into his position as the Company’s new Chief Executive Officer, effective January 30, 2011.

In recognition of the confidence and regard in which you are held, your continued contributions to the success of the Company, and in order to retain your services to the Company and its subsidiaries, the Board of Directors has agreed to make a cash payment to you equivalent to $500,000 (subject to legally required deductions), provided that you continue to be an employee of the Company in good standing on August 1, 2012.  The payment, which will be made in pounds sterling calculated at the exchange rate in effect on August 1, 2012, will be made as soon as practical following that date.

Yours Sincerely,

Mark A. Jenkins
Group Company Secretary